Exhibit 99.1
One Medical Announces Results for Fourth Quarter and Full Year 2021
•2021 Ending Total Membership Count of 736,000, a 34% Increase Year-Over-Year. Ending Consumer and Enterprise Membership Count of 703,000 and At-Risk Membership Count of 33,000
•Fourth Quarter 2021 Net Revenue of $230.2 Million, an 89% Increase Year-Over-Year
•Full Year 2021 Net Revenue of $623.3 Million, a 64% Increase Year-Over-Year
•2021 Ending Cash and Marketable Securities of $501.9 Million
•Provides Q1 2022 Guidance and Full Year 2022 Guidance
SAN FRANCISCO – February 23, 2022 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the fourth quarter and full year ended December 31, 2021.
“Last year at One Medical we significantly advanced our mission to transform healthcare through our modernized primary care model, reaching more people, in more markets, across every stage of life," said Amir Dan Rubin, Chair & CEO of One Medical. “We believe we have never been better positioned to deliver better health, better care, and better value, in a better team environment.”
Financial Highlights for the Fourth Quarter 2021
All comparisons are to the three months ended December 31, 2020. Unless otherwise noted, our results of operations in this press release include the activity of Iora Health, Inc. ("Iora") beginning from the close of our acquisition on September 1, 2021.
•Total membership count as of quarter-end was 736,000 compared to 549,000, a 34% increase; Consumer and Enterprise membership count of 703,000 and At-Risk membership count of 33,000 as of quarter-end.
•Net Revenue was $230.2 million compared to $121.8 million, an 89% increase.
•Medical Claims Expense Ratio was 94%.
•Loss from Operations was $95.8 million, or 42% of Net Revenue; Net Loss was $95.4 million, or 41% of Net Revenue.
•Care Margin was $37.6 million, or 16% of Net Revenue.
•Adjusted EBITDA was a loss of $40.6 million, or 18% of Net Revenue.
Financial Highlights for the Full Year 2021
All comparisons are to the twelve months ended December 31, 2020. Unless otherwise noted, our results of operations in this press release include the activity of Iora beginning from the close of our acquisition on September 1, 2021.
•Net Revenue was $623.3 million compared to $380.2 million, a 64% increase.
•Medical Claims Expense Ratio was 92%.
•Loss from Operations was $243.5 million, or 39% of Net Revenue; Net Loss was $254.6 million, or 41% of Net Revenue.
•Care Margin was $188.1 million, or 30% of Net Revenue.
•Adjusted EBITDA was a loss of $34.9 million, or 6% of Net Revenue.

Financial Outlook
One Medical provides forward-looking guidance on membership count, total net revenue, Care Margin, and Adjusted EBITDA. Care Margin and Adjusted EBITDA are non-GAAP measures.

	Three Months Ending March 31, 2022		Twelve Months Ending December 31, 2022
Amounts in millions, except membership data	Low	High	Low	High
Consumer and Enterprise Members	715	735	790	810
At-Risk Members	37	38	40	42
Total	752	773	830	852
Medicare Revenue	$125	$130	$515	$535
Commercial Revenue	115	120	530	550
Total Net Revenue	$240	$250	$1,045	$1,085
Care Margin	$35	$45	$195	$215
Adjusted EBITDA	$(40)	$(30)	$(135)	$(115)
Management has not reconciled forward-looking non-GAAP Care Margin and Adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, certain legal or advisory costs or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures.
Quarterly Conference Call Details
The company will host a conference call to review the results today, Wednesday, February 23, 2022 at 1:30 p.m. (PT) / 4:30 p.m. (ET). A live audio webcast will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 5176036. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Key Metrics and Non-GAAP Financial Measures
Members: members include both Consumer and Enterprise members as well as At-Risk members as defined below. Our number of members depends, in part, on our ability to successfully market our services directly to consumers including Medicare-eligible as well as non-Medicare eligible individuals, to Medicare Advantage health plans and Medicare Advantage enrollees, to employers that are not yet enterprise clients, as well as our activation rate within existing enterprise clients. We define estimated activation rate for any enterprise client at a given time as the percentage of eligible lives enrolled as members. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.
Consumer and Enterprise Members: a Consumer and Enterprise member is a person who has registered with us and has paid for membership for a period of at least one year or whose membership has been sponsored by an enterprise or other third party under an agreement having a term of at least one year. Consumer and Enterprise members do not include trial memberships, our virtual only One Medical Now users, or any temporary users. Our number of Consumer and Enterprise members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. Consumer and Enterprise members may include individuals who are: (i) Medicare-eligible and (ii) have paid for a membership or whose membership has been sponsored by an enterprise or other third party. Consumer and Enterprise members do not include any At-Risk members as defined below. Consumer and Enterprise members help drive commercial revenue.
At-Risk Members: an At-Risk member is a person for whom we are responsible for managing a range of healthcare services and associated costs. At-Risk members help drive Medicare revenue.
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Medical Claims Expense Ratio: we define Medical Claims Expense Ratio as medical claims expense divided by Capitated Revenue. The nature of our contracting with Medicare Advantage payers and CMS requires us to be financially responsible for a range of healthcare services of our At-Risk members. Our care model focuses on leveraging the primary care setting as a means of reducing unnecessary or avoidable health care costs and balancing our cost of care with the impact of our service levels on medical claims expense. We are liable for potentially large medical claims should we not effectively manage our At-Risk members’ health. We therefore consider the Medical Claims Expense Ratio to be an important measure to monitor our performance. As we sign up new At-Risk members or open new offices to serve these members, our Medical Claims Expense Ratio is likely to increase initially due to a potential increase in medical claims expense from a lag in improvement in health outcomes with member tenure. Similarly, there may be a lag in adequately documenting the health status of our members, resulting in different Capitated Revenue compared to what is indicated by the health status of an At-Risk member. We believe that the Medical Claims Expense Ratio for a given set of At-Risk members can improve over time as we help improve their health outcomes relative to their underlying health conditions.
Care Margin: we define Care Margin as income or loss from operations excluding depreciation and amortization, general and administrative expense and sales and marketing expense. We consider Care Margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to both us and investors to measure whether we are effectively pricing our services and managing the health care and associated costs, including medical claims expense and cost of care, of our At-Risk members successfully. We have provided below a reconciliation of historical Care Margin to loss from operations, its most directly comparable GAAP financial measure.
Adjusted EBITDA: we define Adjusted EBITDA as net income or loss excluding interest income, interest and other expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability, provision for (benefit from) income taxes, certain legal or advisory costs, and acquisition and integration costs that we do not consider to be expenses incurred in the normal operation of the business. Such legal or advisory costs may include but are not limited to expenses with respect to evaluating potential business combinations, legal investigations, or settlements. Acquisition and integration costs include expenses incurred in connection with the closing and integration of acquisitions, which may vary significantly and are unique to each acquisition. We started to exclude prospectively from our presentation certain legal or advisory costs from the first quarter of 2021 and acquisition and integration costs from the second quarter of 2021, because amounts incurred in the prior periods were insignificant relative to our consolidated operations. We include Adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA to be an important measure to both management and investors because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical Adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.
Available Information

One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: timely and successful integration of Iora with our company and our ability to timely and successfully achieve the anticipated benefits and potential synergies of the transaction; the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic, including any new outbreaks and emerging variant strains of the virus, and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; the impact of new laws and regulations on our industry, including Medicare, general economic and market conditions, our financial outlook; our focus areas for investment and our investments; announcements by us or our competitors of business or strategic developments; and our overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.
About One Medical
One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model. Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.
Media Contact:

Kristina Skinner, One Medical
Senior Director of External Communications
press@onemedical.com

Investor Contact:
Ken Goff, One Medical
VP of Investor Relations
investor@onemedical.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
Net revenue:
Medicare revenue	$99,517	$—	$129,979	$—
Commercial revenue	130,697	121,800	493,336	380,223
Total net revenue	230,214	121,800	623,315	380,223
Operating expenses:
Medical claims expense	90,458	—	116,543	—
Cost of care, exclusive of depreciation and amortization shown separately below	102,182	71,179	318,639	234,959
Sales and marketing (1)	24,355	8,120	61,994	36,967
General and administrative (1)	88,516	39,046	323,127	157,282
Depreciation and amortization	20,552	6,251	46,496	22,374
Total operating expenses	326,063	124,596	866,799	451,582
Loss from operations	(95,849)	(2,796)	(243,484)	(71,359)
Other income (expense), net:
Interest income	79	174	798	1,809
Interest and other expense	(3,608)	(5,758)	(13,757)	(13,434)
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	(6,560)
Total other income (expense), net	(3,529)	(5,584)	(12,959)	(18,185)
Loss before income taxes	(99,378)	(8,380)	(256,443)	(89,544)
Provision for (benefit from) income taxes	(3,945)	(232)	(1,802)	(123)
Net loss	(95,433)	(8,148)	(254,641)	(89,421)
Less: Net loss attributable to noncontrolling interest	—	—	—	(704)
Net loss attributable to 1Life Healthcare, Inc. stockholders	$(95,433)	$(8,148)	$(254,641)	$(88,717)
Net loss per share attributable to 1Life Healthcare, Inc. stockholders - basic and diluted	$(0.50)	$(0.06)	$(1.64)	$(0.75)
Weighted average common shares outstanding - basic and diluted	192,402	133,533	155,343	118,379

(1)    Includes stock-based compensation, as follows:

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	$1,265	$542	$4,136	$2,385
General and administrative	29,839	7,230	108,162	32,710
Total	$31,104	$7,772	$112,298	$35,095

Components of Net Revenue:

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Capitated revenue	$96,737	$—	$126,609	$—
Fee-for-service and other revenue	2,780	—	3,370	—
Total Medicare revenue	99,517	—	129,979	—
Partnership revenue	58,447	52,117	224,051	159,482
Net fee-for-service revenue	49,098	51,438	181,811	149,695
Membership revenue	23,152	18,245	85,711	68,466
Grant income	—	—	1,763	2,580
Total commercial revenue	130,697	121,800	493,336	380,223
Total net revenue	$230,214	$121,800	$623,315	$380,223

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Medicare revenue	43%	—%	21%	—%
Commercial revenue	57%	100%	79%	100%
Total net revenue	100%	100%	100%	100%
Operating expenses:
Medical claims expense	39%	—%	19%	—%
Cost of care, exclusive of depreciation and amortization shown separately below	44%	58%	51%	62%
Sales and marketing (1)	11%	7%	10%	10%
General and administrative (1)	38%	32%	52%	41%
Depreciation and amortization	9%	5%	7%	6%
Total operating expenses	142%	102%	139%	119%
Loss from operations	(42)%	(2)%	(39)%	(19)%
Other income (expense), net:
Interest income	—%	—%	—%	—%
Interest and other expense	(2)%	(5)%	(2)%	(4)%
Change in fair value of redeemable convertible preferred stock warrant liability	—%	—%	—%	(2)%
Total other income (expense), net	(2)%	(5)%	(2)%	(5)%
Loss before income taxes	(43)%	(7)%	(41)%	(24)%
Provision for (benefit from) income taxes	(2)%	—%	—%	—%
Net loss	(41)%	(7)%	(41)%	(24)%
Less: Net loss attributable to noncontrolling interest	—%	—%	—%	—%
Net loss attributable to 1Life Healthcare, Inc. stockholders	(41)%	(7)%	(41)%	(23)%

(1)Includes stock-based compensation, as follows:

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	1%	—%	1%	1%
General and administrative	13%	6%	17%	9%
Total	14%	6%	18%	9%

Components of Net Revenue:

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Capitated revenue	42%	—%	20%	—%
Fee-for-service and other revenue	1%	—%	1%	—%
Total Medicare revenue	43%	—%	21%	—%
Partnership revenue	25%	43%	36%	42%
Net fee-for-service revenue	21%	42%	29%	39%
Membership revenue	10%	15%	14%	18%
Grant income	—%	—%	—%	1%
Total commercial revenue	57%	100%	79%	100%
Total net revenue	100%	100%	100%	100%

*Percentages may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$341,971	$112,975
Short-term marketable securities	111,671	570,023
Accounts receivable, net	103,498	67,895
Inventories	6,065	7,113
Prepaid expenses	28,055	9,169
Other current assets	21,767	7,524
Total current assets	613,027	774,699
Long-term marketable securities	48,296	—
Restricted cash	3,801	1,911
Property and equipment, net	193,716	126,037
Right-of-use assets	256,293	138,840
Intangible assets, net	352,158	—
Goodwill	1,147,464	21,301
Deferred income taxes	—	2,656
Other assets	12,277	5,546
Total assets	$2,627,032	$1,070,990
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,725	$12,654
Accrued expenses	72,672	46,527
Deferred revenue, current	47,928	35,966
Operating lease liabilities, current	31,152	17,418
Other current liabilities	31,632	4,861
Total current liabilities	202,109	117,426
Operating lease liabilities, non-current	269,641	153,614
Convertible senior notes	309,844	241,233
Deferred income taxes	73,875	—
Deferred revenue, non-current	29,317	7,624
Other non-current liabilities	13,663	2,618
Total liabilities	898,449	522,515
Commitments and contingencies
Stockholders' Equity:
Common stock, $0.001 par value, 1,000,000 and 1,000,000 shares authorized as of December 31, 2021 and December 31, 2020, respectively; 191,722 and 134,472 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	193	134
Additional paid-in capital	2,346,781	918,118
Accumulated deficit	(618,198)	(369,785)
Accumulated other comprehensive income	(193)	8
Total stockholders' equity	1,728,583	548,475
Total liabilities and stockholders' equity	$2,627,032	$1,070,990

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Year Ended December 31
	2021	2020
Cash flows from operating activities:
Net loss	$(254,641)	$(89,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	966	105
Depreciation and amortization	46,496	22,374
Amortization of debt discount and issuance costs	1,874	7,767
Accretion of discounts and amortization of premiums on marketable securities, net	1,178	(933)
Change in fair value of redeemable convertible preferred stock warrant liability	—	6,560
Reduction of operating lease right-of-use assets	22,062	13,653
Stock-based compensation	112,298	35,095
Deferred income taxes	(4,006)	(2,656)
Other non-cash items	864	(8)
Changes in operating assets and liabilities:
Accounts receivable, net	(16,546)	(35,167)
Inventories	1,118	(3,921)
Prepaid expenses and other current assets	(18,979)	6,488
Other assets	1,687	(943)
Accounts payable	3,111	298
Accrued expenses	11,175	26,849
Deferred revenue	3,350	16,566
Operating lease liabilities	(20,919)	(12,169)
Other liabilities	20,346	5,085
Net cash used in operating activities	(88,566)	(4,378)
Cash flows from investing activities:
Purchases of property and equipment, net	(63,616)	(63,707)
Purchases of marketable securities	(215,289)	(963,272)
Proceeds from sales and maturities of marketable securities	623,966	513,315
Acquisitions of businesses, net of cash and restricted cash acquired	(23,257)	—
Issuance of note receivable	(30,000)	—
VIE deconsolidation	—	(810)
Net cash provided by (used in) investing activities	291,804	(514,474)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	316,250
Payment of convertible senior notes issuance costs	—	(9,374)
Proceeds from initial public offering	—	281,750
Payment of underwriting discount and commissions, and offering costs	—	(20,538)
Proceeds from the exercise of stock options	22,784	35,686
Proceeds from employee stock purchase plan	5,078	4,835
Taxes paid related to net share settlement of equity awards	—	(833)
Proceeds from the exercise of redeemable convertible preferred and common stock warrants	—	110
Repayment of notes payable	—	(3,300)
Payment of principal portion of finance lease liability	(51)	(58)
Net cash provided by financing activities	27,811	604,528
Net increase in cash, cash equivalents and restricted cash	231,049	85,676
Cash, cash equivalents and restricted cash at beginning of period	115,005	29,329
Cash, cash equivalent and restricted cash at end of period	$346,054	$115,005
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$13,177	$—
Cash paid for interest	$9,495	$5,251
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$10,707	$4,571
Equity consideration provided for business acquisition	$1,361,955	$—

Select Metrics (As of Period End)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Consumer and Enterprise members	703,000	683,000	621,000	598,000	549,000	511,000	475,000	455,000
At-Risk members	33,000	32,000	—	—	—	—	—	—
Offices	182	177	124	110	107	103	96	92

MEDICAL CLAIMS EXPENSE RATIO

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(in thousands)
Medical claims expense	$90,458	$—	$116,543	$—
Capitated Revenue	$96,737	$—	$126,609	$—
Medical Claims Expense Ratio	94%	N/A	92%	N/A

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(in thousands)
Loss from operations	$(95,849)	$(2,796)	$(243,484)	$(71,359)
Sales and marketing*	24,355	8,121	61,994	36,967
General and administrative*	88,516	39,046	323,127	157,282
Depreciation and amortization	20,552	6,251	46,496	22,374
Care margin	$37,574	$50,622	$188,133	$145,264
Care margin as a percentage of net revenue	16%	42%	30%	38%

* Includes stock-based compensation

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31
	2021	2020	2021	2020
	(in thousands)
Net loss	$(95,433)	$(8,147)	$(254,641)	$(89,421)
Interest income	(79)	(173)	(798)	(1,809)
Interest and other expense	3,608	5,757	13,757	13,434
Depreciation and amortization	20,552	6,251	46,496	22,374
Stock-based compensation	31,104	7,772	112,298	35,095
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	6,560
Provision for (benefit from) income taxes	(3,945)	(233)	(1,802)	(123)
Legal or advisory costs (1) (2)	426	—	16,514	—
Acquisition and integration costs	3,205	—	33,318	—
Adjusted EBITDA	$(40,562)	$11,227	$(34,858)	$(13,890)

(1)	Approximately $5.6 million of the legal or advisory costs relate to a legal settlement during the year ended December 31, 2021.

(2)
Amount excludes approximately $1.2 million of legal or advisory costs incurred during the year ended December 31, 2020. We began excluding certain legal or advisory costs from Adjusted EBITDA starting from the first quarter of 2021.